Exhibit 3.2

BYLAWS

of

TPC Group Inc.

A Delaware Corporation

As Amended and Restated

January 22, 2010

ARTICLE I

OFFICES

Section 1.1 Registered Office and Agent. The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Section 1.2 Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meetings. Annual meetings of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing a Board of Directors, and transacting such other business as may properly be brought before the meeting; provided, however, that an annual meeting must be held within 13 months after the latest to occur of the organization of the corporation, the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting.

Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Certificate of Incorporation, may be called at any time by the President and shall be called by the President or Secretary at the request in writing of any director, or at the request in writing of stockholders owning at least ten percent (10%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.3 Notice of Meetings. Except as otherwise provided in Section 2.7 hereof, whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law or waived in accordance with Section 5.2 hereof, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Such notice may be given personally, by United States mail, by facsimile or by electronic mail. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholders at the address as it appears in the records of the corporation.

Section 2.4 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, the presence in person or by proxy of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a majority of the shares so represented in person or by proxy at the meeting and entitled to vote thereat.

Section 2.5 Adjournments. Notwithstanding any other provisions of the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of stock of the corporation entitled to vote at any meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 2.6 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 2.7 Action by Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 2.8 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.9 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty nor less than ten days before the date of such meeting, or in the case of a consent in writing not more than ten days after the date upon which the resolutions fixing the record date were approved by the Board of Directors. If no record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The Board of Directors shall not close the books of the corporation against transfer of shares during the whole or any part of such period. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number; Qualifications. The number of directors shall be five. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 hereto, and each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. A director need not be a stockholder of the corporation.

Section 3.2 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board of Directors, including vacancies resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining directors or the stockholders owning a majority of the outstanding shares of capital stock of the corporation entitled to vote, and the directors so chosen shall each remain a director until the next annual meeting of stockholders and their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3.3 Powers. The business affairs and property of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.4 Resignations. Any director may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings.

Section 3.6 Special Meetings. Special meetings of the Board of Directors shall be held when called by (i) the Chairman of the Board (if any); (ii) the President; or (iii) the President or Secretary at the request of a majority of directors then in office. Special meetings may be held within or without the State of Delaware as may be stated in the notice of the meeting.

Section 3.7 Notice of Meetings. Special meetings of the Board of Directors may be called upon twenty-four (24) hours advance notice. Notice of special meetings may be given by telephone, facsimile, electronic mail or personal delivery, and need not state the purpose(s) of the special meeting, except as otherwise required by law or provided in the Certificate of Incorporation or these By-Laws. Special meetings may be held at any time without notice if all directors are present or if those directors not present waive notice of such special meeting in writing.

Section 3.8 Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of directors then in office shall constitute a quorum for the transaction of business and, except as set forth below and as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; a lesser number may adjourn the meeting from day to day, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9 Action by Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the board or the committee of the board, as the case may be, consent thereto in writing, which may be in counterparts. Any written consent shall be filed with the minutes of proceedings of the Board of Directors or the committee thereof. Such writing(s) shall be manually executed if practicable, but if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy, facsimile or similar means of visual data transmission.

Section 3.10 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these By-Laws shall constitute presence in person at such meeting.

Section 3.11 Compensation. Directors and members of standing committees, if any, may receive such compensation as the Board of Directors from time to time shall determine to be appropriate and shall be reimbursed for all reasonable expenses incurred in attending and returning from any regular or special meetings or any committee meeting thereof.

Section 3.12 Removal. Except as otherwise provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the votes entitled to be cast by the holders of shares of capital stock of the corporation entitled to vote in an election of directors. The notice calling such meeting shall state the intention to act upon such matter, and, except as otherwise provided in the Certificate of Incorporation, the vacancy or vacancies caused by such removal may be filled at such meeting by a vote of the majority of the shares entitled to vote at an election of directors.

ARTICLE IV

COMMITTEES

Section 4.1 Designation; Powers. The Board of Directors, by resolution passed by a majority of the total number of directors the corporation would have if there were no vacancies on the Board of Directors, shall designate an audit committee and may designate one or more additional committees, including if so determined an executive committee, with each such committee to consist of one or more of the directors of the corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any part or all of these By-Laws. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.

Section 4.2 Procedure; Meetings; Quorum. Any committee designated pursuant to this Article IV shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these By-Laws pertaining to the calling of meetings and conduct of business by the Board of Directors shall apply as nearly as may be possible. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 4.3, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.3 Substitution and Removal of Members; Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

ARTICLE V

NOTICES

Section 5.1 Notices. Whenever any notice is required to be given under the provisions of these By-Laws or of the Certificate of Incorporation to any director or stockholder, such notice must be in writing and may be given in person, in writing or by United States mail, telegram, telecopy or other similar means of visual communication, addressed to such director or stockholder, at such director’s or stockholder’s address as it appears on the records of the corporation, with postage or other transmittal charges thereon prepaid. Such notice shall be deemed to be given (i) if by mail, at the time when the same shall be deposited in the United States mail and (ii) otherwise, when such notice is transmitted.

Section 5.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of these By-Laws or of the Certificate of Incorporation to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

OFFICERS

Section 6.1 Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The officers of the corporation shall be elected or appointed by the Board of Directors and may include, at the discretion of the Board of Directors, a Chairman of the Board (if any), a President, a Secretary, a Treasurer and such Executive, Senior or other Vice Presidents and other officers as may be determined by the Board of Directors. Any number of offices may be held by the same person. The officers of the corporation shall hold office until their successors are chosen and qualified, except that any officer may resign at any time by written notice to the corporation and the Board of Directors may remove any officer at any time at its discretion with or without cause. Any vacancies occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 6.2 Powers and Duties. The officers of the corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as shall be determined from time to time by the Board of Directors. The Chairman of the Board, if one is elected, and otherwise the President, shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The Secretary shall have the duty to record the proceedings of any meeting of the stockholders, the Board of Directors or any committees thereof in a book to be kept for that purpose.

ARTICLE VII

STOCK

Section 7.1 Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, (i) the Chairman of the Board, or the President or a Vice President and (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares in the corporation owned by such stockholder.

Section 7.2 Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

Section 7.3 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 7.4 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and subject to applicable federal and state securities laws and contractual obligations, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.2 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 8.3 Amendments. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders owning a majority of the outstanding shares entitled to vote or by a majority of the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, (i) at any regular meeting of the stockholders or of the Board of Directors or (ii) at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws shall be contained in the notice of such special meeting. The power to adopt, amend or repeal these By-Laws conferred upon the Board of Directors by the Certificate of Incorporation shall not divest or limit the power of the stockholders to adopt, amend or repeal these By-Laws. Notwithstanding the foregoing, for so long as Castlerigg Master Investments, Ltd. and RCG Carpathia Master Fund, Ltd. or their respective affiliates (collectively, the “New Equity Investors”) collectively own at least 10% of the issued and outstanding common stock of the corporation, the prior written consent of the New Equity Investors shall be required to alter, amend or repeal Sections 2.2, 2.3, 2.7, 2.9. 3.2 or 3.12 hereof or to adopt new by-laws inconsistent with the provisions hereof.

ARTICLE IX

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 9.1 Indemnification. Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that from and after the date hereof (A) he or she is or was a director or officer of the corporation; or (B) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (each person in (A) and (B) hereinafter a “Covered Person”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by this Article IX shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 9.2 Claims and Defenses. If a claim under Section 9.1 of this Article IX is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.3 Nonexclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 9.4 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.